UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2025

LEGACY HOUSING CORPORATION

(Exact name of registrant as specified in its charter)

Texas	001-38761	20-2897516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Airport Freeway, #100, Bedford, Texas	76022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (817) 799-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock ($0.001 par value)	LEGH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Legacy Housing Corporation (the “Company”)

December 18, 2025

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on December 18, 2025. The Company had 23,868,727 shares of common stock outstanding on October 29, 2025, the record date for the Annual Meeting. At the Annual Meeting, holders of 20,747,424 shares of the Company’s common stock were present in person or represented by proxy.

The final, certified voting results for each proposal presented at the Annual Meeting are set out below. Each of these proposals is described in detail in the Company’s Proxy Statement.

Proposal 1: The Company’s stockholders elected the five nominees listed in its Proxy Statement to serve on its Board of Directors for a term of one year or until their successors are elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Curtis D. Hodgson	19,550,573	519,013	163	677,675
Kenneth E. Shipley	19,914,446	155,203	100	677,675
Brian J. Ferguson	15,010,086	5,053,466	6,197	677,675
Skyler M. Howton	19,055,451	1,006,398	7,900	677,675
Jeffrey K. Stouder	14,567,637	5,495,815	6,297	677,675

Proposal 2: The Company’s stockholders ratified the appointment of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

For	Against	Abstain	Broker Non-Votes
20,539,201	206,207	2,016	0

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY HOUSING CORPORATION

Date: December 19, 2025	By:	/s/ Kenneth Shipley
	Name:	Kenneth Shipley
	Title:	Interim Chief Executive Officer